Exhibit 99.1

Zayo Announces CFO Transition

Matt Steinfort to succeed Ken desGarennes as chief financial officer

BOULDER, Colo. - September 11, 2017 - Zayo Group Holdings, Inc. (NYSE: ZAYO) today announced that it has appointed Matt Steinfort as chief financial officer (CFO), effective September 15, 2017. Steinfort will report to Chairman and Chief Executive Officer (CEO) Dan Caruso. Ken desGarennes will remain through the Company’s second fiscal quarter form 10-Q filing in February of 2018 to ensure an orderly transition.

“Ken’s been a great partner over the first 10 years of Zayo’s journey,” said Caruso. “He built a strong and diverse team, architected an efficient balance sheet, executed our M&A strategy, and led our global finance, tax and legal operations.”

Steinfort joined Zayo as executive vice president, Corporate Strategy, Development, & Administration in November 2016. His responsibilities included operational finance, investor relations, treasury, M&A, strategy, real estate and people operations.

Steinfort joined Zayo from Envysion, a video intelligence SaaS company founded by Caruso and Steinfort, where he was CEO for 10 years. Prior to Envysion, he was senior vice president of Corporate Strategy at ICG Communications and held a variety of vice president roles at Level 3 Communications, including Consumer Voice, Corporate Strategy and Development, and Softswitch Strategy and Finance. Earlier in his career, Steinfort held positions at management consultancy Bain & Company and IT consultancy Cambridge Technology Partners. Steinfort received a bachelor’s of science in civil engineering and operations research from Princeton University and an MBA from the MIT-Sloan School of Management.

“In addition to working with me across four different companies, Matt has worked directly with several other members of our executive team and Board over the past 18 years,” noted Caruso. “With our strong balance sheet, positive organic growth momentum and line of sight to completing the integration and restructuring work undertaken with recent acquisitions, the timing for this change is appropriate.”

“Retiring was a difficult decision, but the presence of a qualified, capable candidate made this the right time to ensure a smooth transition,” said desGarennes. “I have no immediate plans beyond retirement and look forward to working alongside Matt and Dan for the coming quarters.”

“Though we will miss Ken, our board and executive team are excited to have Matt be our CFO,” added Caruso.

Caruso will present alongside both Steinfort and desGarennes at the Goldman Sachs Communicopia Conference 2017 on Wednesday, September 13, 2017.

About Zayo Group

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides communications infrastructure services, including fiber and bandwidth connectivity, colocation and cloud infrastructure to the world’s leading businesses. Customers include wireless and wireline carriers, media and content companies and finance, healthcare and other large enterprises. Zayo’s 124,000-mile network in North America and Europe includes extensive metro connectivity to thousands of buildings and data centers. In addition to high-capacity dark fiber, wavelength, Ethernet and other connectivity solutions, Zayo offers colocation and cloud infrastructure in its carrier-neutral data centers. Zayo provides clients with flexible, customized solutions and self-service through Tranzact, an innovative online platform for managing and purchasing bandwidth and services. For more information, visit zayo.com

Forward Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words such as “believe,” “expect,” “plan,” “continue,” “will,” “should,” and similar expressions are intended to identify our forward-looking statements. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. These forward-looking statements involve risks and uncertainties, many of which are beyond our control. For additional information on these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our 10-K dated August 22, 2017. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Zayo Group Contacts
Media:	Shannon Paulk, Corporate Communications
303-577-5897
press@zayo.com

Investors:	Brad Korch, Investor Relations
720-306-7556
IR@zayo.com